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                                               EXHIBIT 11.1 TO FORM 10-K REPORT


                                                                   EXHIBIT 11.1



STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
(dollars in millions except per share data)



                                                        YEAR ENDED
                                                     JANUARY 26, 1997

PRIMARY EARNINGS PER COMMON SHARE:

Net Income                                           $  57.9

Weighted average
shares outstanding (000's)                            82,554
                                                     -------

Primary E.P.S.                                               $ 0.70
                                                             ======



FULLY DILUTED EARNINGS PER COMMON SHARE:

Net Income                                           $  57.9

Weighted average
shares outstanding (000's)                            82,619
                                                     -------

Fully Diluted E.P.S.                                         $ 0.70
                                                             ======